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                             THE GRAND UNION COMPANY
                           CONSOLIDATED BALANCE SHEET
                  (unaudited - subject to year-end adjustments)

                                                                  May 27,
                                                                   1995
                                                                  -------
                                                               (in thousands)

ASSETS
Current assets:
   Cash and temporary cash investments                           $   81,977
   Receivables                                                       17,654
   Inventories                                                      185,583
   Other current assets                                              13,685
                                                                 ----------
     Total current assets                                           298,899
Property, net                                                       421,055
Goodwill, net                                                       543,010
Beneficial leases, net                                               26,317
Deferred financing fees, net                                         43,217
Other assets                                                         36,612
                                                                 ----------
                                                                 $1,369,110
                                                                 ----------
                                                                 ----------

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                              $  104,603
   Accrued interest                                                  23,927
   Accrued liabilities                                               50,846
                                                                 ----------
     Total current liabilities                                      179,376
                                                                 ----------
Other noncurrent liabilities                                         55,134
                                                                 ----------

Liabilities Subject to Compromise                                 1,796,858
                                                                 ----------

Commitments and contingencies
   Total redeemable stock subject to compromise                     174,199
                                                                 ----------
Nonredeemable common stock and stockholders' deficit:
   Common stock, $50,000 par value                                   40,077
   Accumulated deficit                                             (876,534)
                                                                 ----------
     Total nonredeemable common stock and
       stockholders' deficit                                     $1,369,110
                                                                 ----------
                                                                 ----------

LIABILITIES SUBJECT TO COMPROMISE
Long-term debt                                                   $1,412,202
Revolver                                                             54,000
Interest payable                                                     68,060
Capital leases                                                      147,147
Accounts payable                                                     44,937
Noncurrent liabilities                                               50,637
Accrued liabilities                                                  19,875
                                                                 ----------
            TOTAL                                                $1,796,858
                                                                 ----------
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